     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 1998


                                                      REGISTRATION NO. 333-39587
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   EVI, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                                        04-2515019
          (State or other jurisdiction                           (I.R.S. Employer
       of incorporation or organization)                       Identification No.)

                          5 POST OAK PARK, SUITE 1760
                           HOUSTON, TEXAS 77027-3415
                                 (713) 297-8400
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            BERNARD J. DUROC-DANNER
                                   EVI, INC.
                          5 POST OAK PARK, SUITE 1760
                           HOUSTON, TEXAS 77027-3415
                                 (713) 297-8400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                                 CURTIS W. HUFF
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

PROSPECTUS



                                 745,160 SHARES


                                   EVI, INC.
                                  COMMON STOCK

                             ---------------------


     This Prospectus has been prepared for use in connection with the proposed sale by certain stockholders (the "Selling Stockholders") of EVI, Inc., a Delaware corporation (the "Company"), of an aggregate of 745,160 shares (the "Shares") of common stock, $1.00 par value (the "Common Stock"), of the Company. The Shares may be offered and sold by the Selling Stockholders from time to time under this Prospectus from the date hereof until August 25, 1998, directly or through broker-dealers designated from time to time. The Shares may be sold in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Shares may be sold through a broker-dealer acting as agent or broker for a Selling Stockholder, or to a broker-dealer acting as principal. See "Plan of Distribution".



     The Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "EVI". On April 27, 1998, the last reported sales price for the Common Stock as reported on the NYSE was $48 9/16 per share.


     The Company will receive no portion of the proceeds of the sale of the Shares offered hereby and will bear certain of the expenses incident to their registration. The Company has agreed to indemnify the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Selling Stockholders may be required to make in respect thereof. See "Plan of Distribution" and "Selling Stockholders".

     The Shares have not been registered for sale under the securities laws of any state or jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the existence of any exemption from registration or the registration thereof under the securities laws of the states in which such transactions occur.

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------


                 The date of this Prospectus is April 28, 1998.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION.......................................   2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   3
FORWARD-LOOKING STATEMENTS..................................   4
THE COMPANY.................................................   5
SELLING STOCKHOLDERS........................................   7
DESCRIPTION OF CAPITAL STOCK................................   8
PLAN OF DISTRIBUTION........................................  10
LEGAL MATTERS...............................................  11
EXPERTS.....................................................  11


                             ---------------------

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR ANY UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. UNDER NO CIRCUMSTANCES SHALL THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE PURSUANT TO THIS PROSPECTUS CREATE ANY IMPLICATION THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.
                             ---------------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information concerning the Company can also be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which the Common Stock is listed.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission, and copies of which may be obtained from the Commission at prescribed rates. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed with the Commission and are incorporated herein by reference:


          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Amendment No. 1 and Amendment No. 2 to the Annual Report on Form 10-K on Forms 10-K/A;



          (b) The Company's Current Report on Form 8-K dated May 1, 1997, as amended by Amendment No. 1 to the Current Report on Form 8-K on Form 8-K/A dated January 14, 1998;



          (c) The Company's Current Report on Form 8-K dated November 5, 1997, as amended by Amendment No. 1 to the Current Report on Form 8-K on Form 8-K/A dated March 26, 1998;



          (d) The Company's Current Report on Form 8-K dated December 2, 1997, as amended by Amendment No. 1 to the Current Report on Form 8-K on Form 8-K/A dated February 13, 1998;



          (e) The Company's Current Report on Form 8-K dated January 28, 1998;



          (f) The Company's Current Report on Form 8-K dated February 3, 1998;



          (g) The Company's Current Report on Form 8-K dated February 19, 1998, as amended by Amendment No. 1 to the Current Report on Form 8-K on Form 8-K/A dated April 21, 1998;



          (h) The Company's Current Report on Form 8-K dated March 2, 1998;



          (i) The Company's Current Report on Form 8-K dated March 5, 1998, as amended by Amendment No. 1 to the Current Report on Form 8-K on Form 8-K/A dated March 9, 1998;



          (j) The Company's Current Report on Form 8-K dated April 20, 1998;



          (k) The Company's Current Report on Form 8-K dated April 22, 1998, as amended by Amendment No. 1 to the Current Report on Form 8-K on Form 8-K/A dated April 24, 1998; and



          (l) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A (filed May 19, 1994) and as amended by the Company's Registration Statement on Form S-3 (Registration No. 333-12367), including any amendment or report filed for the purpose of updating such description.


     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Written or oral requests for such copies should be directed to the Company at 5 Post Oak Park, Suite 1760, Houston, Texas 77027, Attention:
Secretary (Telephone number: (713) 297-8400).

                           FORWARD-LOOKING STATEMENTS


     This Prospectus and other public filings and releases by the Company contain statements relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, future sales, earnings, margins, production levels and costs, expected savings from acquisitions, demand for products and services, product deliveries, market trends in the oil and gas industry and the oilfield service sector thereof, effects of the proposed merger (the "Weatherford Merger") of the Company and Weatherford Enterra, Inc. ("Weatherford") on sales, business, expenses, cash flow and profits, research and development, environmental and other expenditures, currency fluctuations and various business trends. Forward-looking statements may be made by the Company's management orally or in writing including, but not limited to, the Management's Discussion and Analysis of Financial Condition and Results of Operations section and other sections of the Company's filings with the Commission under the Exchange Act and the Securities Act.



     Actual results and trends in the future may differ materially depending on a variety of factors including, but not limited to, changes in the price of oil and gas, the impact of recent declines in the price of oil on the demand for the Company's products and services, changes in the domestic and international rig count, global trade policies, domestic and international drilling activities, worldwide political stability and economic growth, including currency fluctuations, government export and import policies, technological advances involving the Company's products and services, the Company's successful execution of internal operating plans and manufacturing consolidations and restructurings, changes in the market for the Company's drilling tools and other products and services, performance issues with key suppliers and subcontractors, the ability of the Company to maintain pricing levels and market shares, raw material cost changes, collective bargaining labor disputes, availability of personnel, regulatory uncertainties and legal proceedings. Future results will also be dependent upon the Company's ability to continue to identify and complete successful acquisitions at acceptable prices, integrate those acquisitions with the Company's other operations, penetrate existing and new markets and, if the proposed Weatherford Merger is consummated, to successfully integrate the operations of Weatherford with the Company. See "The
Company -- Recent Developments." For additional information regarding risks and uncertainties relating to the Company, see the Company's reports filed with the Commission referred to under "Incorporation of Certain Documents by Reference".

                                  THE COMPANY


GENERAL



     The Company is an international manufacturer and supplier of engineered oilfield tools and equipment. The Company's products are used both for the drilling and production phases of oil and natural gas wells. The Company has grown substantially through the years through a process of selected acquisitions and internal development designed to take advantage of the consolidation in the oil and gas service industry. Acquisitions have focused on the acquisition of name brand products, the development of complete product lines and savings through consolidation. Internal development has focused on product development and geographic deployment.



     The Company's principal products consist of drill pipe and other drilling tools, premium connectors and associated high grade tubulars, marine connectors, artificial lift systems, packers and completion tools. The Company's growth strategy has resulted in the Company becoming the largest manufacturer of drill pipe in the world, the largest manufacturer of engineered connections and premium tubulars in North America and one of the largest providers of artificial lift and completion equipment in the world. The Company's product lines are divided into a drilling products segment consisting of drill pipe, premium tubulars and marine connectors, and a production equipment segment consisting of completion and artificial lift equipment.



     The Company was incorporated in 1972 as a Massachusetts corporation and was reincorporated in Delaware in 1980. The Company's corporate office is located at 5 Post Oak Park, Suite 1760, Houston, Texas 77027-3415, and its telephone number is (713) 297-8400.



RECENT DEVELOPMENTS



     Weatherford Merger. On March 4, 1998, the Company entered into an Agreement and Plan of Merger with Weatherford providing for the merger of Weatherford and into the Company pursuant to an expected tax free merger in which the stockholders of Weatherford will receive .95 of a share of Common Stock in exchange for each outstanding share of Weatherford common stock, $0.10 par value ("Weatherford Common Stock"). Based on 51,402,963 shares of Weatherford Common Stock outstanding as of April 22, 1998 (excluding 1,437,259 shares of Weatherford Common Stock reserved for issuance pursuant to outstanding Weatherford stock based awards), the Company will issue 48,832,815 shares of Common Stock in connection with the Weatherford Merger. The Company will be surviving corporation and will be renamed "EVI Weatherford, Inc." following the Weatherford Merger.



     Weatherford is a diversified international energy service and manufacturing company that provides a variety of services and equipment to the exploration, production and transmission sectors of the oil and gas industry. Weatherford operates in virtually every oil and gas exploration and production region in the world. Weatherford's principal business segments include (i) the oilfield services segment, which consists of renting specialized oilfield equipment, providing fishing, milling, whipstock installation and retrieval, well control assistance and other downhole services and related tools, and providing tubular running services and related tools, (ii) the oilfield products segment, which consists of manufacturing, selling and servicing a variety of products, including cementation products, liner hangers, gas lift equipment and equipment used to provide oilfield services, and (iii) the gas compression segment, which consists of manufacturing, packaging, renting, selling and providing parts and services for gas compressor units over a broad horsepower range.



     The Weatherford Merger is being proposed by the Board of Directors of the Company to further the Company's strategy of taking advantage of opportunities in the oilfield service industry, more particularly the well construction and production life cycle segments. The Company believes that the combination of the Company's broad range of completion and artificial lift products with Weatherford's worldwide services infrastructure and reputation should provide the combined company with a firm foundation for growth. The Weatherford Merger also is being pursued by the Company to (i) provide the Company with a greater and more diversified line of products and services to serve its customers' needs, (ii) expand the Company's international presence and (iii) provide the Company with benefits through product leveraging and consolidation savings.

     The Weatherford Merger is subject to various conditions, including the approval of the stockholders of the Company and Weatherford, the receipt of all required regulatory approvals and the expiration or termination of all waiting periods (and extensions thereof) under the Hart-Scott-Rodino Act. Each of the Company and Weatherford has scheduled a special meeting of stockholders for May 27, 1998, to vote on the Weatherford Merger. Although there can be no assurance that the Weatherford Merger will close, the Company currently anticipates that the Weatherford Merger will be consummated shortly after the receipt of such regulatory approvals and the approval of the Weatherford Merger by the stockholders of the Company and Weatherford.



     Christiana Acquisition. In December 1997, the Company entered into a merger agreement (the "Christiana Merger Agreement") with Christiana Companies, Inc., a Wisconsin corporation ("Christiana"), and C2, Inc., a Wisconsin corporation, pursuant to which approximately 3.9 million shares of Common Stock will be issued to the stockholders of Christiana in a merger of a subsidiary of the Company with and into Christiana (the "Christiana Acquisition"). Prior to the Christiana Acquisition, Christiana is required to sell two-thirds of its interest in Total Logistic Control, LLC ("Logistic"), a wholly owned subsidiary of Christiana, to C2, Inc. for approximately $10.7 million. Following the sale of Logistic, the remaining assets of Christiana will consist of (i) approximately 3.9 million shares of Common Stock, (ii) a one-third interest in Logistic and (iii) cash and other assets with a book value of approximately $10.0 million. It is anticipated that Christiana will have no material debt as of the date of consummation of the Christiana Acquisition, but will have various tax liabilities that will be paid with the cash remaining in Christiana after the Christiana Acquisition.



     The Christiana Acquisition is subject to various conditions, including the approval by the stockholders of the Company and Christiana. Although there can be no assurance that the Christiana Acquisition will close, the Company currently anticipates that the acquisition will be consummated shortly after the approval of the Christiana Acquisition by the stockholders of the Company and Christiana.



     Pro Forma Information. Certain pro forma information with respect to the Weatherford Merger and the Christiana Acquisition has been filed by the Company with the Commission on a Current Report on Form 8-K, as amended, and is incorporated herein by reference.

                              SELLING STOCKHOLDERS


     This Prospectus constitutes a part of the Registration Statement filed by the Company pursuant to registration rights granted to the Selling Stockholders in the Agreement and Plan of Merger dated as of July 16, 1997, as amended (the "Agreement"), by and among XLS Holding, Inc., a Texas corporation ("XLS"), the Company, GPXL, Inc., a Texas corporation and wholly owned subsidiary of the Company ("GPXL"), and the Selling Stockholders. The Agreement was entered in conjunction with the Company's acquisition of XLS through a merger (the "Merger") of GPXL with and into XLS. Pursuant to the terms of the Agreement, the Company has agreed to pay all expenses of registering the Shares under the Securities Act, including, without limitation, all registration and filing fees, printing expenses and the fees and disbursements of the counsel and accountants for the Company. The Agreement also provides that the Company will indemnify the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the Selling Stockholders may be required to make in respect thereof. The Selling Stockholders will pay all fees and disbursements of their counsel and all brokerage fees, commissions and expenses, if any, applicable to the Shares sold by them.



     The following table sets forth certain information with respect to the shares of Common Stock beneficially owned by each Selling Stockholder as of April 28, 1998, all of which may be sold pursuant to this Prospectus:



                      NAME OF                            NUMBER OF           PERCENT OF
                SELLING STOCKHOLDER                   SHARES OWNED(1)    OUTSTANDING SHARES
                -------------------                   ---------------    ------------------
Paul A. Pigue.......................................       23,623                *
Marvin E. Odum, Jr..................................      105,681                *
Brian Jennings Odum "S" Corp. Trusts................       23,623                *
John Paul Preston "S" Corp. Trusts..................      176,980                *
W. A. Taylor........................................        7,246                *
Hydril Company......................................      408,007                *


---------------

 *  Less than 1%

(1) Because the Selling Stockholders may offer all or a portion of the Shares pursuant to this Prospectus, no estimate can be given as to the number of shares of Common Stock that will be held by the Selling Stockholders upon termination of any such sales.


     Prior to the Merger, all of the Selling Stockholders were stockholders of XLS, and Paul A. Pigue, Marvin E. Odum, Jr., Brian J. Odum, the trustee and beneficiary of the Brian Jennings Odum "S" Corp. Trusts, John P. Preston, the trustee and beneficiary of the "S" Corp. Trusts, and W. A. Taylor were officers of XLS. Additionally, Messrs. Pigue, Marvin Odum and Christopher T. Seaver, President of Hydril Company, were directors of XLS. Following the Merger, all of such persons ceased to be officers and directors of XLS. Messrs. Marvin Odum, Brian Odum and Preston are continuing to be employed by a subsidiary of the Company at annual base salaries of $164,880, $84,960 and $132,000, respectively. None of the Selling Stockholders have, within the past three years, held any position, office or other material relationship with the Company or any of its predecessors or affiliates, except as noted above.

                          DESCRIPTION OF CAPITAL STOCK



     The Company's authorized capital stock consists of 80,000,000 shares of Common Stock, par value $1.00 per share, and 3,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"). At April 22, 1998, 47,851,149 shares of Common Stock were outstanding, including (i) 51,206 shares of Common Stock remaining to be exchanged for shares of common stock of GulfMark International, Inc. ("GulfMark") in connection with the Company's prior acquisition of GulfMark and (ii) 7,836 shares of Common Stock remaining to be exchanged for common shares of Taro Industries Limited ("Taro") in connection with the Company's prior acquisition of Taro. In addition, at April 22, 1998, there were (i) 5,031,250 shares of Common Stock reserved for issuance upon the conversion of the Company's 5% Convertible Subordinated Preferred Equivalent Debentures due 2027 (ii) 3,900,000 shares of Common Stock reserved for issuance pursuant to the proposed Christiana Acquisition (see "The Company -- Recent Developments -- Christiana Acquisition"), (iii) an aggregate of 50,198,211 shares of Common Stock reserved for issuance pursuant to the Weatherford Merger, consisting of 48,832,815 shares of Common Stock issuable to the current Weatherford stockholders and 1,365,396 shares of Common Stock reserved for issuance to the holders of outstanding Weatherford stock based awards (see "The Company -- Recent Developments -- Weatherford Merger") and (iv) 2,483,759 shares of Common Stock reserved for issuance pursuant to various employee benefit plans of the Company and its subsidiaries, of which 1,354,939 shares of Common Stock were reserved for issuance upon the exercise of outstanding options and awards. At April 22, 1998, there were no shares of Preferred Stock issued or outstanding. The holders of shares of Common Stock are not liable to further calls or assessments by the Company. The description below is a summary of and is qualified in its entirety by the provisions of the Company's Restated Certificate of Incorporation as currently in effect.



     Subject to the rights of the holders of any outstanding shares of Preferred Stock and those rights provided by law, (i) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of EVI legally available for the payment of dividends and may be payable in cash, stock or otherwise, (ii) the holders of EVI stock have the exclusive right to vote for the election of directors and, except as provided below, on all other matters requiring stockholder action generally, with each share being entitled to one vote and (iii) upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the net assets of the Company will be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of any outstanding shares of Preferred Stock.



     Although the holders of the Common Stock are generally entitled to vote for the approval of amendments to the Company's Restated Certificate of Incorporation, the voting rights of the holders of the Common Stock are limited with respect to certain amendments to the Company's Restated Certificate of Incorporation that affect only the holders of the Preferred Stock. Specifically, subject to the rights of any outstanding shares of any series of Preferred Stock, EVI's Restated Certificate of Incorporation provides that it may be amended from time to time in any manner that would solely modify or change the relative powers, preferences and rights and the qualifications or restrictions of any issued shares of any series of Preferred Stock then outstanding with the only required vote or consent for approval of such amendment being the affirmative vote or consent of the holders of a majority of the outstanding shares of the series of Preferred Stock so affected, provided that the powers, preferences and rights and the qualifications and limitations or restrictions of such series after giving effect to such amendment are no greater than the powers, preferences and rights and qualifications and limitations or restrictions permitted to be fixed and determined by the Board of Directors with respect to the establishment of any new series of shares of Preferred Stock pursuant to the authority vested in the Board of Directors as to such matters.



     Holders of the Common Stock do not have any cumulative voting, redemptive or conversion rights and have no preemptive rights to subscribe for, purchase or receive any class of shares or securities of the Company. Holders of the Common Stock have no fixed dividend rights. Dividends may be declared by the Board of Directors at its discretion depending on various factors, although no dividends are anticipated for the foreseeable future.

     The Preferred Stock may be issued from time to time in one or more series, with each such series having such powers, preferences and rights and qualifications and limitations or restrictions as may be fixed by the Company's Board of Directors pursuant to the resolution or resolutions providing for the issuance of such series.



     Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the Company of stock or any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty, subject to the above described exceptions specified by Delaware law.



     As a Delaware corporation, the Company is subject to Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the time such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.



     The Registrar and Transfer Agent for the Company Common Stock is American Stock Transfer and Trust Company, New York, New York.

                              PLAN OF DISTRIBUTION


     The Shares may be sold under this Prospectus pursuant to the methods described below from time to time from the date hereof until August 25, 1998, by or for the account of the Selling Stockholders on the NYSE or otherwise in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. The Shares may be sold by any one or more of the following methods: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. The Selling Stockholders may effect such transactions by selling Shares through broker-dealers, and such broker-dealers may receive compensation in the form of commissions from the Selling Stockholders (which commissions will not exceed those customary in the types of transactions involved). The Selling Stockholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profit on the sale of Shares by it and any fees and commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions.

     At the time a particular offering of Common Stock is made hereunder, to the extent required by law, a Prospectus Supplement will be distributed which will set forth the amount of Common Stock being offered and the terms of the offering, including the purchase price, the name or names of any dealers or agents, the purchase price paid for Common Stock purchased from the Selling Stockholders and any items constituting compensation from the Selling Stockholders.


     The Company will receive no portion of the proceeds of the sale of the Shares offered hereby.


                                 LEGAL MATTERS


     In connection with the Common Stock offered hereby, the validity of the shares being offered will be passed upon for the Company by Fulbright & Jaworski L.L.P., Houston, Texas. Uriel E. Dutton, a director of the Company, is a partner of Fulbright & Jaworski L.L.P. Mr. Dutton currently holds options to purchase 70,000 shares of Common Stock, which options were granted to him pursuant to the Company's Amended and Restated Non-Employee Director Stock Option Plan. In addition, Curtis W. Huff, a partner at Fulbright & Jaworski L.L.P., has agreed to be retained as Senior Vice President, General Counsel and Secretary of the Company, effective on or before June 15, 1998, and pursuant to an agreement with the Company would receive 75,000 restricted shares of Common Stock and options to purchase 100,000 shares of Common Stock.


                                    EXPERTS

     The Company's consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus and the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     Weatherford's consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus and the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     Christiana's consolidated financial statements as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997, included in this Prospectus and the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The consolidated financial statements of Trico Industries, Inc. as of and for the years ended December 31, 1996 and 1995 appearing in the Company's Amendment No. 1 to Form 8-K dated December 2, 1997 on Form 8-K/A, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements for BMW Monarch (Lloydminster) Ltd. and BMW Pump, Inc. as of March 31, 1997 and 1996, and for each of the two years in the period ended March 31, 1997, incorporated by reference in this Prospectus and the Registration Statement have been audited by Arthur Andersen & Co., independent chartered accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with this offering are:

Securities and Exchange Commission Registration Fee.........  $19,033
New York Stock Exchange Listing Fee.........................    1,500
Legal Fees and Expenses.....................................    7,500
Accounting Fees and Expenses................................    2,500
Blue Sky Fees and Expenses (including legal fees)...........    1,000
Miscellaneous...............................................    3,467
                                                              -------
          TOTAL.............................................  $35,000
                                                              =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation provides that the Registrant's directors are not liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.


     Section 145 of the Delaware General Corporation Law grants to the Registrant the power to indemnify each officer and director of the Registrant against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The By-laws of the Registrant provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by Delaware law. David J. Butters and Robert B. Millard, employees of Lehman Brothers Inc. ("Lehman Brothers"), constitute two of the seven current members of the Board of Directors of the Registrant. Under the restated certificates of incorporation, as amended to date, of Lehman Brothers and its parent, Lehman Brothers Holdings Inc. ("Holdings"), both Delaware corporations, Messrs. Butters and Millard, in their capacity as directors of the Registrant, are to be indemnified by Lehman Brothers and Holdings to the fullest extent permitted by Delaware law. Messrs. Butters and Millard are serving as directors of the Registrant at the request of Lehman Brothers and Holdings.


     Section 145 of the Delaware General Corporation Law also empowers the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Registrant against liability asserted against or incurred by him in any such capacity, whether or not the Registrant would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes. Messrs. Butters and Millard are insured against certain liabilities which they may incur in their capacity as directors pursuant to insurance maintained by Holdings.

ITEM 16. EXHIBITS.


  2.1     -- Agreement and Plan of Merger dated as of March 4, 1998, by and between EVI, Inc. and Weatherford Enterra, Inc.
             (incorporated by reference to Exhibit No. 2.1 to Amendment No. 1 to Form 8-K on Form 8-K/A, File 1-13086, filed March 9, 1998).
  2.2     -- Amendment No. 1 dated as of April 17, 1998, to the
             Agreement and Plan of Merger dated as of March 4, 1998, by and between EVI, Inc. and Weatherford Enterra, Inc.
             (incorporated by reference to Exhibit No. 2.2 to Form
             8-K, File 1-13086, filed April 21, 1998).
  2.3     -- Amendment No. 2 dated as of April 22, 1998, to the
             Agreement and Plan of Merger dated as of March 4, 1998, as amended, by and between EVI, Inc. and Weatherford
             Enterra, Inc. (incorporated by reference to Exhibit No.
             2.3 to Form 8-K, File 1-13086, filed April 23, 1998).
  2.4     -- Share Purchase Agreement made and entered into as of
             January 30, 1998, by and among the shareholders of Nika
             Enterprises Ltd., an Alberta corporation, listed on the signature pages thereto and EVI Oil Tools Canada Ltd., an Alberta corporation (incorporated by reference to Exhibit
             No. 2.1 to the Form 8-K, File 1-13086, filed March 3,
             1998).
  2.5     -- Agreement and Plan of Merger dated December 12, 1996, by and among EVI, Inc., Christiana Acquisition, Inc.,
             Christiana Companies, Inc. and C2, Inc. (incorporated by reference to Exhibit No. 2.1 to Form 8-K, File 1-13086, filed December 31, 1997).
  2.6     -- Agreement dated December 12, 1997, by and among EVI,
             Inc., Christiana Companies, Inc., Total Logistic Control
             LLC and C2, Inc. (incorporated by reference to Exhibit
             No. 2.2 to Form 8-K, File 1-13086, filed December 31,
             1997).
  2.7     -- Letter Agreement dated December 12, 1997, by and among
             EVI, Inc., Christiana Acquisition, Inc., Christiana
             Companies, Inc. and C2, Inc. (incorporated by reference to Exhibit No. 2.3 to Form 8-K, File 1-13086, filed
             December 31, 1997).
  2.8     -- Stock Purchase Agreement dated as of October 9, 1997,
             between EVI, Inc. and PACCAR Inc (incorporated by reference to Exhibit No. 2.1 to Form 8-K, File 1-13086, filed October 21, 1997).
  2.9     -- Stock Purchase Agreement dated as of October 9, 1997,
             among certain shareholders of BMW Monarch (Lloydminster)
             Ltd., the shareholders of BMW Pump Inc., the shareholder of Makelki Holdings Ltd., the shareholder of 589979
             Alberta Ltd., the shareholders of 600969 Alberta Ltd., the shareholders of 391862 Alberta Ltd. and EVI, Inc.
             (incorporated by reference to Exhibit No. 2.2 to Form
             8-K, File 1-13086, filed October 21, 1997).
  2.10    -- Agreement and Plan of Merger dated as of July 16, 1997, as amended, by and among XLS Holding, Inc., EVI, Inc. and GPXL, Inc. (incorporated by reference to Exhibit No. 2.1 to Form 8-K, File 1-13086, filed August 26, 1997).
  2.11    -- Stock Purchase Agreement dated as of February 21, 1997, among Seigo Arai, Kanematsu USA Inc. and Energy Ventures,
             Inc. (incorporated by reference to Exhibit No. 2.1 to
             Form 8-K, File 1-13086, filed March 17, 1997).
  2.12    -- Agreement and Plan of Merger dated as of December 5,
             1996, among Energy Ventures, Inc., GulfMark Acquisition
             Co., GulfMark International, Inc. and New GulfMark
             International, Inc. (incorporated by reference to Exhibit
             No. 2.2 to Form 8-K, File 1-13086, filed December 26,
             1996).
  2.13    -- Agreement and Plan of Distribution dated as of December
             5, 1996, by and among GulfMark International, Inc., New
             GulfMark International, Inc. and Energy Ventures, Inc.
             (incorporated by reference to Exhibit No. 2.3 to Form
             8-K, File 1-13086, filed December 26, 1996).
  2.14    -- First Amendment to Agreement and Plan of Merger dated as of March 27, 1997, by and among Energy Ventures, Inc.,
             GulfMark Acquisition Co., GulfMark International, Inc.
             and GulfMark Offshore, Inc. (incorporated by reference to Exhibit No. 2.3 to the Registration Statement on Form S-4
             (Reg. No. 333-24133)).
  2.15    -- Stock Purchase Agreement dated as of September 14, 1996, by and among Parker Drilling Company and Energy Ventures,
             Inc. (incorporated by reference to Exhibit 2.1 to Form
             8-K, File 1-13086, filed October 3, 1996).
  2.16    -- Agreement and Plan of Merger dated as of June 20, 1996
             between Energy Ventures, Inc., TCA Acquisition, Inc. and
             Tubular Corporation of America (incorporated by reference to Exhibit No. 2.1 to Form 8-K, File 1-13086, filed June
             24, 1996).
  3.1     -- Restated Certificate of Incorporation of the Registrant,
             as amended (incorporated by reference to Exhibit No. 3.1 to the Form 8-K, File 1-13086, filed May 14, 1997).

  3.2     -- By-laws of the Registrant (incorporated by reference to
             Exhibit No. 3.2 to Form 10-K, File 1-13086, filed March
             1, 1994).
  4.1     -- See Exhibit Nos. 3.1 and 3.2 for provisions of the
             Restated Certificate of Incorporation, as amended, and
             By-laws of the Registrant defining the rights of the
             holders of Common Stock.
  4.2     -- Credit Agreement dated as of February 17, 1998, among
             EVI, Inc., EVI Oil Tools Canada Ltd., the Subsidiary
             Guarantors defined therein, Chase Bank of Texas, National
             Association, as U.S. Administrative Agent, The Bank of
             Nova Scotia, as Documentation Agent and Canadian Agent,
             ABN AMRO Bank, N.V., as Syndication Agent, and the other
             Lenders defined therein, including the form of Note
             (incorporated by reference to Exhibit No. 4.1 to the Form
             8-K, File 1-13086, filed March 3, 1998).
  4.3     -- Indenture dated March 15, 1994, among Energy Ventures,
             Inc., as Issuer, the Subsidiary Guarantors party thereto,
             as Guarantors, and Chemical Bank, as Trustee
             (incorporated by reference to Form 8-K, File 1-13086,
             filed April 5, 1994).
  4.4     -- Specimen 10 1/4% Senior Note due 2004 of Energy Ventures,
             Inc. (incorporated by reference to Form 8-K, File
             1-13086, filed April 5, 1994).
  4.5     -- First Supplemental Indenture by and among Energy
             Ventures, Inc., Prideco and Chemical Bank, as trustee,
             dated June 30, 1995 (incorporated by reference to Exhibit
             No. 4.4 to the Registration Statement on Form S-3 (Reg.
             No. 33-61933)).
  4.6     -- Second Supplemental Indenture by and among Energy
             Ventures, Inc., EVI Arrow, Inc., EVI Watson, Inc. and The
             Chase Manhattan Bank, as trustee, dated effective as of
             December 6, 1996 (incorporated by reference to Exhibit
             4.6 to Form 10-K, File 1-13086, filed March 20, 1997).
  4.7     -- Third Supplemental Indenture by and among EVI, Inc.,
             Ercon, Inc. and The Chase Manhattan Bank, as trustee,
             dated effective as of May 1, 1997 (incorporated by
             reference to Exhibit 99.2 to Form 8-K, File 1-13086,
             filed October 27, 1997).
  4.8     -- Fourth Supplemental Indenture by and among EVI, Inc., XLS
             Holding, Inc., XL Systems, Inc. and The Chase Manhattan
             Bank, as trustee, dated effective as of August 25, 1997
             (incorporated by reference to Exhibit 99.3 to Form 8-K,
             File 1-13086, filed October 27, 1997).
  4.9     -- Fifth Supplemental Indenture by and between EVI, Inc. and
             The Chase Manhattan Bank dated as of December 12, 1997
             (including the Form of Note and Form of Exchange Note)
             (incorporated by reference to Exhibit 4.1 to Form 8-K,
             File 1-13086, filed December 31, 1997).
  4.10    -- Indenture dated as of October 15, 1997, between EVI, Inc.
             and The Chase Manhattan Bank, as Trustee (incorporated by
             reference to Exhibit No. 4.13 to the Registration
             Statement on Form S-3 (Reg. No. 333-45207)).
  4.11    -- First Supplemental Indenture dated as of October 28,
             1997, between EVI, Inc. and The Chase Manhattan Bank, as
             Trustee (including form of Debenture) (incorporated by
             reference to Exhibit 4.2 to Form 8-K, File 1-13086, filed
             November 5, 1997).
  4.12    -- Registration Rights Agreement dated November 3, 1997, by and among EVI, Inc., Morgan Stanley & Co. Incorporated,
             Donaldson, Lufkin & Jenrette Securities Corporation,
             Credit Suisse First Boston Corporation, Lehman Brothers
             Inc., Prudential Securities Incorporated and Schroder &
             Co. Inc. (incorporated by reference to Exhibit 4.3 to
             Form 8-K, File 1-13086, filed November 5, 1997).
 *5.1     -- Opinion of Fulbright & Jaworski L.L.P.
*23.1     -- Consent of Fulbright & Jaworski L.L.P. (included in
             Exhibit 5.1).
*23.2     -- Consent of Arthur Andersen LLP, with respect to the
             financial statements of EVI, Inc.
*23.3     -- Consent of Arthur Andersen LLP, with respect to the
             GulfMark Retained Assets' financial statements.
*24.1     -- Powers of Attorney from certain members of the Board of
             Directors of the Company (contained on page II-5).

---------------

* Previously filed.

     As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Company has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Company and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis. The Company agrees to furnish a copy of any such agreement to the Commission upon request.

ITEM 17. UNDERTAKINGS.

     The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Securities Act or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 27, 1998.


                                            EVI, INC.

                                            By: /s/ BERNARD J. DUROC-DANNER
                                              ----------------------------------
                                                   Bernard J. Duroc-Danner
                                              President, Chief Executive Officer
                                                          and Director
                                                (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                 TITLE                   DATE
                      ---------                                 -----                   ----
             /s/ BERNARD J. DUROC-DANNER               President, Chief            April 27, 1998
-----------------------------------------------------    Executive Officer and
               Bernard J. Duroc-Danner                   Director (Principal
                                                         Executive Officer)

                 /s/ JAMES G. KILEY                    Vice President and          April 27, 1998
-----------------------------------------------------    Chief Financial
                   James G. Kiley                        Officer (Principal
                                                         Financial Officer)

                /s/ FRANCES R. POWELL                  Vice President,             April 27, 1998
-----------------------------------------------------    Accounting and
                  Frances R. Powell                      Controller (Principal
                                                         Accounting Officer)

                /s/ DAVID J. BUTTERS*                  Director and Chairman       April 27, 1998
-----------------------------------------------------    of the Board
                  David J. Butters

                /s/ URIEL E. DUTTON*                   Director                    April 27, 1998
-----------------------------------------------------
                   Uriel E. Dutton

               /s/ SHELDON S. GORDON*                  Director                    April 27, 1998
-----------------------------------------------------
                  Sheldon S. Gordon

                /s/ SHELDON B. LUBAR*                  Director                    April 27, 1998
-----------------------------------------------------
                  Sheldon B. Lubar

               /s/ ROBERT B. MILLARD*                  Director                    April 27, 1998
-----------------------------------------------------
                  Robert B. Millard

                /s/ ROBERT A. RAYNE*                   Director                    April 27, 1998
-----------------------------------------------------
                   Robert A. Rayne

               *By: /s/ JAMES G. KILEY
  -------------------------------------------------
                   James G. Kiley
            Pursuant to Power of Attorney

                               INDEX TO EXHIBITS


 NUMBER                             EXHIBIT
 ------                             -------
  2.1     -- Agreement and Plan of Merger dated as of March 4, 1998, by and between EVI, Inc. and Weatherford Enterra, Inc.
             (incorporated by reference to Exhibit No. 2.1 to
             Amendment No. 1 to Form 8-K on Form 8-K/A, File 1-13086,
             filed March 9, 1998).
  2.2     -- Amendment No. 1 dated as of April 17, 1998, to the
             Agreement and Plan of Merger dated as of March 4, 1998,
             by and between EVI, Inc. and Weatherford Enterra, Inc.
             (incorporated by reference to Exhibit No. 2.2 to Form
             8-K, File 1-13086, filed April 21, 1998).
  2.3     -- Amendment No. 2 dated as of April 22, 1998, to the
             Agreement and Plan of Merger dated as of March 4, 1998,
             as amended, by and between EVI, Inc. and Weatherford
             Enterra, Inc. (incorporated by reference to Exhibit No.
             2.3 to Form 8-K, File 1-13086, filed April 23, 1998).
  2.4     -- Share Purchase Agreement made and entered into as of
             January 30, 1998, by and among the shareholders of Nika
             Enterprises Ltd., an Alberta corporation, listed on the
             signature pages thereto and EVI Oil Tools Canada Ltd., an
             Alberta corporation (incorporated by reference to Exhibit
             No. 2.1 to the Form 8-K, File 1-13086, filed March 3,
             1998).
  2.5     -- Agreement and Plan of Merger dated December 12, 1996, by and among EVI, Inc., Christiana Acquisition, Inc.,
             Christiana Companies, Inc. and C2, Inc. (incorporated by
             reference to Exhibit No. 2.1 to Form 8-K, File 1-13086,
             filed December 31, 1997).
  2.6     -- Agreement dated December 12, 1997, by and among EVI,
             Inc., Christiana Companies, Inc., Total Logistic Control
             LLC and C2, Inc. (incorporated by reference to Exhibit
             No. 2.2 to Form 8-K, File 1-13086, filed December 31,
             1997).
  2.7     -- Letter Agreement dated December 12, 1997, by and among
             EVI, Inc., Christiana Acquisition, Inc., Christiana
             Companies, Inc. and C2, Inc. (incorporated by reference
             to Exhibit No. 2.3 to Form 8-K, File 1-13086, filed
             December 31, 1997).
  2.8     -- Stock Purchase Agreement dated as of October 9, 1997,
             between EVI, Inc. and PACCAR Inc (incorporated by
             reference to Exhibit No. 2.1 to Form 8-K, File 1-13086,
             filed October 21, 1997).
  2.9     -- Stock Purchase Agreement dated as of October 9, 1997,
             among certain shareholders of BMW Monarch (Lloydminster)
             Ltd., the shareholders of BMW Pump Inc., the shareholder
             of Makelki Holdings Ltd., the shareholder of 589979
             Alberta Ltd., the shareholders of 600969 Alberta Ltd.,
             the shareholders of 391862 Alberta Ltd. and EVI, Inc.
             (incorporated by reference to Exhibit No. 2.2 to Form
             8-K, File 1-13086, filed October 21, 1997).
  2.10    -- Agreement and Plan of Merger dated as of July 16, 1997, as amended, by and among XLS Holding, Inc., EVI, Inc. and
             GPXL, Inc. (incorporated by reference to Exhibit No. 2.1
             to Form 8-K, File 1-13086, filed August 26, 1997).
  2.11    -- Stock Purchase Agreement dated as of February 21, 1997, among Seigo Arai, Kanematsu USA Inc. and Energy Ventures,
             Inc. (incorporated by reference to Exhibit No. 2.1 to
             Form 8-K, File 1-13086, filed March 17, 1997).
  2.12    -- Agreement and Plan of Merger dated as of December 5,
             1996, among Energy Ventures, Inc., GulfMark Acquisition
             Co., GulfMark International, Inc. and New GulfMark
             International, Inc. (incorporated by reference to Exhibit
             No. 2.2 to Form 8-K, File 1-13086, filed December 26,
             1996).

 NUMBER                             EXHIBIT
 ------                             -------
  2.13    -- Agreement and Plan of Distribution dated as of December
             5, 1996, by and among GulfMark International, Inc., New
             GulfMark International, Inc. and Energy Ventures, Inc.
             (incorporated by reference to Exhibit No. 2.3 to Form
             8-K, File 1-13086, filed December 26, 1996).
  2.14    -- First Amendment to Agreement and Plan of Merger dated as of March 27, 1997, by and among Energy Ventures, Inc.,
             GulfMark Acquisition Co., GulfMark International, Inc.
             and GulfMark Offshore, Inc. (incorporated by reference to
             Exhibit No. 2.3 to the Registration Statement on Form S-4
             (Reg. No. 333-24133)).
  2.15    -- Stock Purchase Agreement dated as of September 14, 1996, by and among Parker Drilling Company and Energy Ventures,
             Inc. (incorporated by reference to Exhibit 2.1 to Form
             8-K, File 1-13086, filed October 3, 1996).
  2.16    -- Agreement and Plan of Merger dated as of June 20, 1996
             between Energy Ventures, Inc., TCA Acquisition, Inc. and
             Tubular Corporation of America (incorporated by reference
             to Exhibit No. 2.1 to Form 8-K, File 1-13086, filed June
             24, 1996).
  3.1     -- Restated Certificate of Incorporation of the Registrant,
             as amended (incorporated by reference to Exhibit No. 3.1
             to the Form 8-K, File 1-13086, filed May 14, 1997).
  3.2     -- By-laws of the Registrant (incorporated by reference to
             Exhibit No. 3.2 to Form 10-K, File 1-13086, filed March
             1, 1994).
  4.1     -- See Exhibit Nos. 3.1 and 3.2 for provisions of the
             Restated Certificate of Incorporation, as amended, and
             By-laws of the Registrant defining the rights of the
             holders of Common Stock.
  4.2     -- Credit Agreement dated as of February 17, 1998, among
             EVI, Inc., EVI Oil Tools Canada Ltd., the Subsidiary
             Guarantors defined therein, Chase Bank of Texas, National
             Association, as U.S. Administrative Agent, The Bank of
             Nova Scotia, as Documentation Agent and Canadian Agent,
             ABN AMRO Bank, N.V., as Syndication Agent, and the other
             Lenders defined therein, including the form of Note
             (incorporated by reference to Exhibit No. 4.1 to the Form
             8-K, File 1-13086, filed March 3, 1998).
  4.3     -- Indenture dated March 15, 1994, among Energy Ventures,
             Inc., as Issuer, the Subsidiary Guarantors party thereto,
             as Guarantors, and Chemical Bank, as Trustee
             (incorporated by reference to Form 8-K, File 1-13086,
             filed April 5, 1994).
  4.4     -- Specimen 10 1/4% Senior Note due 2004 of Energy Ventures,
             Inc. (incorporated by reference to Form 8-K, File
             1-13086, filed April 5, 1994).
  4.5     -- First Supplemental Indenture by and among Energy
             Ventures, Inc., Prideco and Chemical Bank, as trustee,
             dated June 30, 1995 (incorporated by reference to Exhibit
             No. 4.4 to the Registration Statement on Form S-3 (Reg.
             No. 33-61933)).
  4.6     -- Second Supplemental Indenture by and among Energy
             Ventures, Inc., EVI Arrow, Inc., EVI Watson, Inc. and The
             Chase Manhattan Bank, as trustee, dated effective as of
             December 6, 1996 (incorporated by reference to Exhibit
             4.6 to Form 10-K, File 1-13086, filed March 20, 1997).
  4.7     -- Third Supplemental Indenture by and among EVI, Inc.,
             Ercon, Inc. and The Chase Manhattan Bank, as trustee,
             dated effective as of May 1, 1997 (incorporated by
             reference to Exhibit 99.2 to Form 8-K, File 1-13086,
             filed October 27, 1997).
  4.8     -- Fourth Supplemental Indenture by and among EVI, Inc., XLS
             Holding, Inc., XL Systems, Inc. and The Chase Manhattan
             Bank, as trustee, dated effective as of August 25, 1997
             (incorporated by reference to Exhibit 99.3 to Form 8-K,
             File 1-13086, filed October 27, 1997).
  4.9     -- Fifth Supplemental Indenture by and between EVI, Inc. and
             The Chase Manhattan Bank dated as of December 12, 1997
             (including the Form of Note and Form of Exchange Note)
             (incorporated by reference to Exhibit 4.1 to Form 8-K,
             File 1-13086, filed December 31, 1997).

 NUMBER                             EXHIBIT
 ------                             -------
  4.10    -- Indenture dated as of October 15, 1997, between EVI, Inc.
             and The Chase Manhattan Bank, as Trustee (incorporated by
             reference to Exhibit No. 4.13 to the Registration
             Statement on Form S-3 (Reg. No. 333-45207)).
  4.11    -- First Supplemental Indenture dated as of October 28,
             1997, between EVI, Inc. and The Chase Manhattan Bank, as
             Trustee (including form of Debenture) (incorporated by
             reference to Exhibit 4.2 to Form 8-K, File 1-13086, filed
             November 5, 1997).
  4.12    -- Registration Rights Agreement dated November 3, 1997, by and among EVI, Inc., Morgan Stanley & Co. Incorporated,
             Donaldson, Lufkin & Jenrette Securities Corporation,
             Credit Suisse First Boston Corporation, Lehman Brothers
             Inc., Prudential Securities Incorporated and Schroder &
             Co. Inc. (incorporated by reference to Exhibit 4.3 to
             Form 8-K, File 1-13086, filed November 5, 1997).
 *5.1     -- Opinion of Fulbright & Jaworski L.L.P.
*23.1     -- Consent of Fulbright & Jaworski L.L.P. (included in
             Exhibit 5.1).
*23.2     -- Consent of Arthur Andersen LLP, with respect to the
             financial statements of EVI, Inc.
*23.3     -- Consent of Arthur Andersen LLP, with respect to the
             GulfMark Retained Assets' financial statements.
*24.1     -- Powers of Attorney from certain members of the Board of
             Directors of the Company (contained on page II-5).

---------------

* Previously filed.